Exhibit 5.1

chinadotcom corporation
34/F Citicorp Centre
18 Whitfield Road
Causeway Bay
Hong Kong

Bank of New York
101 Barclay Street
Floor 11E
New York
NY 10286
U.S.A.

29th March 2005

Dear Sirs

chinadotcom corporation

We have examined the Registration Statement on Form S-8 to be filed by chinadotcom corporation, a Cayman Islands exempted company incorporated with limited liability (the “Company”), with the Securities and Exchange Commission (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of an aggregate of 2,000,000 Class A common shares of the Company with a par value of $0.00025 per share (the “Shares”) for issuance pursuant to its 2004 employee share purchase plan (the “Plan”).

As Cayman Islands counsel to the Company, we have examined the corporate authorisations of the Company in connection with the Plan and the issue of the Shares by the Company and have assumed that the Shares will be issued in accordance with the Plan and the resolutions authorising their issue.

It is our opinion that the Shares to be issued by the Company have been duly and validly authorised, and when issued, sold and paid for in the manner described in the Plan and in accordance with the resolutions adopted by the Board of Directors of the Company (or any committee to whom the Board of Directors have delegated their powers with respect to administration of the Plan) and when appropriate entries have been made in the Register of Members of the Company, will be legally issued, fully paid and nonassessable.

No authorisations, consents, orders, permissions or approvals are required from any governmental authorities or agencies or other official bodies in the Cayman Islands and no notice to or other filing with or action by any Cayman Islands governmental authority or regulatory body is required in connection with the issue of the Shares.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto.

Yours faithfully,

     /s/Maples and Calder
Maples and Calder